Exhibit (h.6)

FRONTIER FUNDS, INC.

SECOND AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of March 23, 2015, to the Fund Accounting Servicing Agreement dated as October 31, 2014, as amended January 6, 2015 (the “Agreement”), is entered into by and between FRONTIER FUNDS, INC., a Maryland corporation (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the list of funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with

Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FRONTIER FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ William D. Forsyth III	By: /s/ Michael R. McVoy

Name: William D. Forsyth III	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

2/2015

Amended Exhibit A

to the

Fund Accounting Servicing Agreement – Frontier Funds, Inc.

Fund Names

Separate Series of Frontier Funds, Inc.

Name of Series	Date Added

Frontier Netols Small Cap Value Fund (Institutional Class)
Frontier Netols Small Cap Value Fund (Y Class)
Frontier Timpani Small Cap Growth Fund (Institutional Class)
Frontier Timpani Small Cap Growth Fund (Y Class)
Frontier Phocas Small Cap Value Fund (Institutional Class)
Frontier MFG Global Equity Fund (Institutional Class)
Frontier MFG Core Infrastructure Fund (Institutional Class)
Frontier MFG Global Plus Fund (Institutional Class)	on or after March 23, 2015
Frontier MFG Global Plus Fund (Y Class)	on or after March 23, 2015

2

2/2015